Exhibit 99.1

AGILYSYS ANNOUNCES RECORD $56.1M REVENUE DURING FISCAL 2024 FIRST QUARTER

Including Subscription Revenue Growth of 27.4%

Quarter Adjusted EBITDA of $6.3M and GAAP EPS of $0.04

ALPHARETTA, GA – July 24, 2023 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported operating results for its fiscal 2024 first quarter ending June 30, 2023.

Summary of Fiscal 2024 First Quarter Financial Results

•
Total net revenue increased 18.0% to a record $56.1 million, compared to total net revenue of $47.5 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $32.1 million, or 57.3% of total net revenue compared to $27.7 million, or 58.4% of total net revenue for the same period in fiscal 2022. Subscription revenue increased 27.4% year-over-year and was 52.2% of total recurring revenue compared to 47.4% of total recurring revenue in the first quarter of fiscal 2023.
•
Gross margin was 59.0% compared to 60.0% in the comparable prior-year period.
•
Net income attributable to common shareholders was $1.1 million, or $0.04 per diluted share compared to $2.6 million, or $0.10 per diluted share in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $6.3 million compared to $6.7 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.18 per share compared to $0.21 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2024 first quarter was $(3.0) million compared to free cash flow of $0.0 million in the fiscal 2023 first quarter (reconciliation included in financial tables). Ending cash balance was $107.1 million, compared to ending cash balance of $112.8 million as of fiscal 2023 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to report our sixth consecutive record revenue quarter at $56.1M, an 18% increase over the comparable prior year quarter. April-June Q1 of fiscal 2024 was our highest ever quarter across four major revenue categories - subscription revenue, overall recurring revenue, product and services revenue. Subscription revenue grew 27.4% year-over-year, while one-time revenue consisting of product and services revenue was 21% higher. Adjusted EBITDA was 11.2% of revenue, higher than our previous expectations for the first fiscal quarter.

Our growing competitive strength across product, services and support continues to drive good selling success. This was our best ever Q1 April-June sales quarter, measured in annual contract value terms. That selling success was matched well by improved services implementation efficiency, leaving backlog levels across product, recurring revenue and services at near record levels.

We remain confident of achieving the revenue, profitability and subscription revenue growth guidance levels provided for fiscal 2024. With respect to profitability, we expect the second half of the fiscal year to be significantly higher than the first couple of quarters. We are pleased with the continuing positive business momentum and have great reasons to be bullish about our short, medium and long-term performance.”

Fiscal 2024 Outlook

We are reiterating full year fiscal 2024 guidance of revenue to be $230 to $235 million, inclusive of 25% year-over-year subscription revenue growth and Adjusted EBITDA of 13% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “We are happy with our best ever start to a fiscal year across almost all aspects of the business. Continuing sales expansion across both current and new customers, total backlog remaining close to record levels, increasing sales and marketing investments and improving product strengths, have us well positioned to achieve our fiscal 2024 financial plan. We are working through a couple of quarters of growth-related cost increase pressures and expect the second half of the fiscal year to return to normal profitability levels. We remain committed to executing well on disciplined growth fundamentals.”

2024 First Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, July 24th, 2023, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register.vevent.com/register/BI80812c357ea24a6e8dec8ec2ab7e37b9. Registrants will receive an email confirmation with further access details and a personalized PIN. Please register 15 minutes prior to the call to receive registration confirmation and access details before the call starts.

Interested parties can also access the conference call live on the Investors Relations page of Agilysys.com under the Events and Presentations heading. An archived version of the webcast will be available for replay at the same location approximately two hours after the call is concluded.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for 2024 fiscal year and statements we make regarding profitability being significantly higher in the second half of the fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2024 guidance, future revenue growth, the company's ability to convert the backlog into revenue, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys is well known for its long heritage of hospitality-focused technology innovation. The Company delivers modular and integrated software solutions and expertise to businesses seeking to maximize Return on Experience (ROE) through hospitality encounters that are both personal and profitable. Over time, customers achieve High Return Hospitality by consistently delighting guests, retaining staff and growing margins. Customers around the world include: branded and independent hotels; multi-amenity resort properties; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. The Agilysys Hospitality Cloud™ combines core operational systems for property management (PMS), point-of-sale (POS) and Inventory and Procurement (I&P) with Experience Enhancers™ that meaningfully improve interactions for guests and for employees across dimensions such as digital access, mobile convenience, self-service control, personal choice, payment options, service coverage and real-time insights to improve decisions. Core solutions and Experience Enhancers are selectively combined in Hospitality Solution

Studios™ tailored to specific hospitality settings and business needs. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except per share data)	2023	2022
Net revenue:
Products	$12,781	$11,046
Subscription and maintenance	32,125	27,727
Professional services	11,153	8,733
Total net revenue	56,059	47,506
Cost of goods sold:
Products	6,565	5,879
Subscription and maintenance	7,637	6,286
Professional services	8,800	6,846
Total cost of goods sold	23,002	19,011
Gross profit	33,057	28,495
Gross profit margin	59.0%	60.0%
Operating expenses:
Product development	13,321	11,556
Sales and marketing	7,301	5,413
General and administrative	9,365	7,353
Depreciation of fixed assets	923	473
Amortization of internal-use software and intangibles	430	453
Other charges	759	214
Total operating expense	32,099	25,462
Operating income	958	3,033
Other income (expense):
Interest income	1,101	101
Interest expense	—	(1)
Other (expense) income, net	(159)	304
Income before taxes	1,900	3,437
Income tax expense	352	398
Net income	$1,548	$3,039
Series A convertible preferred stock dividends	(459)	(459)
Net income attributable to common shareholders	$1,089	$2,580

Weighted average shares outstanding - basic	24,936	24,598

Net income per share - basic:	$0.04	$0.10

Weighted average shares outstanding - diluted	26,177	25,370

Net income per share - diluted:	$0.04	$0.10

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	June 30, 2023 (Unaudited)	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$107,093	$112,842
Accounts receivable, net of allowance for expected credit losses of $578 and $610, respectively	25,581	22,378
Contract assets	2,283	2,242
Inventories	8,452	9,774
Prepaid expenses and other current assets	6,029	7,422
Total current assets	149,438	154,658
Property and equipment, net	15,987	14,576
Operating lease right-of-use assets	24,038	12,708
Goodwill	33,077	32,638
Intangible assets, net	17,888	18,140
Deferred income taxes, non-current	2,927	2,790
Other non-current assets	7,992	7,526
Total assets	$251,347	$243,036
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,544	$9,418
Contract liabilities	47,291	52,124
Accrued liabilities	11,257	13,708
Operating lease liabilities, current	4,800	3,263
Finance lease obligations, current	1	2
Total current liabilities	73,893	78,515
Deferred income taxes, non-current	2,303	2,257
Operating lease liabilities, non-current	24,139	13,477
Other non-current liabilities	4,326	4,018
Commitments and contingencies
Series A convertible preferred stock, no par value	35,000	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 25,351,357 and 25,326,626 shares outstanding at June 30, 2023 and March 31, 2023, respectively	9,482	9,482
Treasury shares, 6,255,474 and 6,280,205 at June 30, 2023 and March 31, 2023, respectively	(1,877)	(1,884)
Capital in excess of stated value	53,735	52,978
Retained earnings	53,853	52,764
Accumulated other comprehensive loss	(3,507)	(4,030)
Total shareholders' equity	111,686	109,310
Total liabilities and shareholders' equity	$251,347	$243,036

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended June 30,
(In thousands)	2023	2022

Operating activities
Net income	$1,548	$3,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of fixed assets	923	473
Amortization of internal-use software and intangibles	430	453
Deferred income taxes	(129)	(116)
Share-based compensation	3,167	2,488
Changes in operating assets and liabilities	(5,917)	(6,236)
Net cash provided by operating activities	22	101
Investing activities
Capital expenditures	(3,065)	(98)
Additional investments in corporate-owned life insurance policies	(2)	(7)
Net cash used in investing activities	(3,067)	(105)
Financing activities
Payment of preferred stock dividends	(918)	(918)
Repurchase of common shares to satisfy employee tax withholding	(1,783)	(820)
Principal payments under long-term obligations	(1)	(1)
Net cash used in financing activities	(2,702)	(1,739)
Effect of exchange rate changes on cash	(2)	(331)
Net decrease in cash and cash equivalents	(5,749)	(2,074)
Cash and cash equivalents at beginning of period	112,842	96,971
Cash and cash equivalents at end of period	$107,093	$94,897

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2023	2022
Net income	$1,548	$3,039
Income tax expense	352	398
Income before taxes	1,900	3,437
Depreciation of fixed assets	923	473
Amortization of internal-use software and intangibles	430	453
Amortization of developed technology acquired	39	41
Interest income, net	(1,101)	(100)
EBITDA (a)	2,191	4,304
Share-based compensation	3,167	2,488
Other charges	759	214
Other non-operating expense (income)	159	(304)
Adjusted EBITDA (b)	$6,276	$6,702

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) other charges, iii) share-based compensation, and iv) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended
(In thousands, except per share data)	June 30,
	2023	2022
Net income attributable to common shareholders	$1,089	$2,580
Amortization of developed technology acquired	39	41
Amortization of internal-use software and intangibles	430	453
Share-based compensation	3,167	2,488
Other charges	759	214
Income tax adjustments	(878)	(527)
Adjusted net income (a)	$4,606	$5,249

Basic weighted average shares outstanding	24,936	24,598
Diluted weighted average shares outstanding	26,177	25,370

Adjusted basic earnings per share (b)	$0.18	$0.21
Adjusted diluted earnings per share (b)	$0.18	$0.21

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including other charges and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2023	2022
Net cash provided by operating activities	$22	$101
Capital expenditures	(3,065)	(98)
Free cash flow (a)	$(3,043)	$3

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures